[Execution Copy]

                           AMENDMENT AND WAIVER
                                    TO
                           AMENDED AND RESTATED
                            FINANCING AGREEMENT
                         dated as of May 28, 1993



     THIS AMENDMENT dated as of June 10, 1996 is made by and among THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), NATIONAL BANK OF CANADA, a Canadian chartered bank ("NBC", and together with CITBC, the "Lenders"), CITBC, in its capacity as the agent for the Lenders ("Agent"), and BUILDERS TRANSPORT, INC., a Georgia corporation ("Company").

                           Preliminary Statement

     The Company, the Agent, NBC, and CITBC are parties to that certain Amended and Restated Financing Agreement, dated as of May 28, 1993, as amended to date (the "Financing Agreement"). Terms defined in the Financing Agreement and not otherwise defined herein are used herein as therein defined.

     The Company has requested increases in the maximum principal amounts of certain of the credit facilities available pursuant to the Financing Agreement, an extension of the term of the Financing Agreement and certain other modifications of the terms of the Financing Agreement, and the Agent and the Lenders have agreed, upon and subject to all of the terms, conditions and provisions of this Amendment, to such requests.

     NOW, THEREFORE, in consideration of the Financing Agreement, the advances and other financial accommodations made thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Amendments to Financing Agreement. The Financing Agreement is hereby amended, subject to the provisions of Section 2 hereof, effective as of the date hereof, by

          (a)  amending Section 1 Definitions by

          (i) amending the definition "Chemical Bank Rate" by inserting after the phrase "announced by Chemical Bank" appearing therein, the parenthetical phrase "(or any successor by merger to Chemical Bank)";

          (ii) amending the definition "Collateral Management Fee" by inserting after the phrase "payable on each Anniversary Date" appearing therein, the phrase "or, as to Anniversary Dates occurring on and after December 31, 1996, $50,000.00 per year payable on each such Anniversary Date,";

          (iii) amending the definition "Early Termination Fee" in its entirety to read as follows:

          Early Termination Fee shall mean the fee the Agent is entitled to charge the Company in the event the Company terminates the Line of Credit or this Amended and Restated Financing Agreement on a date prior to the Anniversary Date that occurs on December 31, 1998, which fee shall be in the amount of (a) $250,000 if such termination occurs on or prior to December 31, 1997 and (b) $150,000 if such termination occurs after December 31, 1997 and on or prior to the thirtieth (30th) day prior to December 31, 1998, and shall be payable upon termination. The Company shall give the Agent and the Lenders ninety (90) days notice of termination prior to any such termination date.

          (iv) amending the definition "Eligible Accounts Receivable" by deleting from clause (iii) of the proviso therein, the figure "$2,500,000" and substituting therefor the figure "$3,500,000";

          (v) amending the definition "Revolving Line of Credit" by deleting therefrom the figure "$15,000,000.00" appearing therein and substituting therefor the figure "$17,500,000.00;

          (vi) amending the definition "Term Loan II" by deleting therefrom the figure "$10,000,000.00" and substituting therefor the figure "$12,500,000.00";

          (b) amending Section 4 Term Loans by amending paragraph 5 thereof by deleting therefrom the figure "$10,000,000.00" both times it appears in said paragraph, and substituting therefor the figure "$12,500,000.00";

          (c) with respect to Section 5, subparagraph 1(a), the Agent acknowledges that the Lenders have not, as of the date of this Amendment, elected to require any reduction in the aggregate maximum amount of outstanding standby Letters of Credit and that pursuant to the provisions of
Section 1(b), the allowable maximum aggregate amount of outstanding standby Letters of Credit will be increased from $10,000,000 to $12,500,000 (but without any allowance for Additional Letters of Credit) and the necessary conforming change to Section 5 shall be deemed to be made by this reference;

          (d) amending Section 8 Interest, Fees and Expenses by inserting in paragraphs 1 and 2 thereof, in each case immediately before the period following the phrase "so as to remain one percent (1%) above the Chemical Bank Rate" appearing in each thereof, the following proviso:

          , provided that if EBIT for the fiscal year of the Company ending December 31, 1996 is equal to or greater than $17,250,000.00 and the Interest Coverage Ratio for the fiscal year of the Company ending December 31, 1996 is at least 1.0 to 1, in each case based upon the audited Consolidated Balance Sheet and related consolidated statements of income, cash flow and shareholders' equity delivered by the Company to the Agent and the Lenders in compliance with the provisions of Section 7, paragraph 8 hereof, such margin shall, effective the first day of the month following the month in which such financial statements are delivered (but not earlier than April 1, 1997), be reduced from one percent (1%) to three-quarters of one percent (3/4%)

          (e) amending Section 11 Termination in its entirety to read as follows:

          SECTION 11.  Termination

               Except as otherwise permitted herein (including as permitted in the definition of "Early Termination Fee" in Section 1 of this Amended and Restated Financing Agreement), the Company may terminate this Amended and Restated Financing Agreement and the Line of Credit at any time after December 31, 1998 upon ninety
          (90) days prior written notice. Any Lender may terminate this Amended and Restated Financing Agreement and the Line of Credit on December 31, 1999 or any subsequent Anniversary Date upon sixty
          (60) days prior written notice, provided that, notwithstanding the foregoing, the Required Lenders may terminate the Amended and Restated Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph 1(c) of Section 10 of this Amended and Restated Financing Agreement, the Agent and the Lenders may regard the Amended and Restated Financing Agreement as terminated and notice to that effect is not required. The Company may terminate this Amended and Restated Financing Agreement and the Line of Credit at any time prior to December 31, 1998 upon sixty
          (60) days' prior written notice to the Agent and the Lenders, provided that the Company pays to the Agent, for the ratable benefit of the Lenders, immediately upon demand any applicable Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, the Agent may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Company's Obligations, whether absolute or contingent. All of the Agent's and the Lenders' rights, liens and security interests shall continue after any notice of termination until all Obligations have been paid and satisfied in full.

          (f) the Financing Agreement is further amended as may be necessary conform the provisions thereof not expressly amended hereby to the amendments expressly effected by the foregoing paragraphs (a), (b), (c), (d) and (e).

     Section 2. Effectiveness of Amendment. Section 1 of this Amendment shall become effective as of the date hereof upon receipt by the Agent of an amendment fee in the amount of $15,000, for the ratable account of the Lenders, and of the following, each in form and substance satisfactory to the Agent and the Lenders:

          (a) at least five copies of this Amendment, each duly executed and delivered by the Company and each Lender;

          (b) replacement Promissory Notes, dated the effective date of this Amendment and duly executed and delivered by the Company, payable to the order of each Lender, evidencing such Lender's pro rata share of the increases in Term Loan II and the Revolving Line of Credit and the extension of the final maturity date effected by this Amendment, in the forms attached as Annex 1 and Annex 2, respectively, to this Amendment (the "1996 Term Loan II Notes" and the "1996 Revolving Credit Notes," respectively);

          (c) a certificate of the Secretary or an Assistant Secretary of the Company as to the Company's articles or certificate of incorporation and bylaws as in effect on the effective date of this Amendment (and having copies thereof attached thereto or certifying that there has been no amendment thereto since the last date on which such constituent documents were delivered to the Agent and the Lenders pursuant to the Financing Agreement), as to the resolutions of the Company's Board of Directors (and shareholder approvals, if necessary) adopted in connection with the Company's execution and delivery of this Amendment and as to the incumbency of officers of the Company authorized to sign this Amendment, the 1996 Term Loan II Notes, the 1996 Revolving Credit Notes and the other instruments, certificates and documents contemplated to be delivered by the Company in connection with the effectiveness of this Amendment;

          (d) an Officer's Certificate executed by an authorized officer of the Company to the effect that, both before and after giving effect to this Amendment (i) all representations and warranties of the Company set forth in the Financing Agreement and in any other document, instrument or agreement entered into in connection with the Financing Agreement (together with the Financing Agreement, the "Loan Documents") are true and correct in all material respects on and as of the date thereof and (ii) the Company is in compliance with all of the terms and provisions set forth in the Financing Agreement and the other Loan Documents;

          (e) confirmations duly executed and delivered by the Guarantors of their Guaranties and the Pledge Agreements in the form attached to this Amendment;

          (f)  a legal opinion letter of Nelson, Mullins, Riley &
Scarborough in such form and as to such matters relevant to the effectiveness of this Amendment as the Agent may reasonably request; and

          (g) such other documents, instruments and certificates as the Agent or any Lender may reasonably request in connection with the transactions contemplated by this Amendment.

     Section 3. Confirmation of Consent. The Lenders hereby confirm that the Borrower's pre-purchase of its 8% Subordinated Debentures in the face amount of $2,157,000 at a discount of 92.25% (or cash outlay of $1,989,832.50, plus interest accrued on such debentures), in anticipation of its obligation to make a sinking fund payment in June 1996, was consented to by the Lenders at the time of the pre-purchase, that such pre-purchase shall not be deemed to be a breach of paragraph 1(h) of Section 10 of the Financing Agreement, and the Lenders hereby confirm their agreement to waive any such Default or Event of Default.

     Section 4. Effect of Amendment. From and after the effectiveness of this Amendment, all references in the Financing Agreement and in the Loan Documents to "the Amended and Restated Financing Agreement," "the Financing Agreement," "hereunder," "hereof" and words of like import referring to the Financing Agreement, shall mean and be references to the Financing Agreement as amended by this Amendment. Except as expressly amended hereby, the Financing Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     Section 5.     Counterpart Execution; Governing Law.

          (a) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

          (b) Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia, without giving effect to principles of conflicts of laws.



          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[CORPORATE SEAL]                   BUILDERS TRANSPORT, INC.,
                                   a Georgia corporation, as the
ATTEST:                              Company

/s/ J. Ray Hardy
- ---------------------------------
[Assistant] Secretary              By:  /s/ T. M. Guthrie
                                      -------------------------------------
                                   Title:  Treasurer



                                   THE CIT GROUP/BUSINESS
                                     CREDIT, INC., a New York
                                     corporation, as Agent and as
                                     a Lender


                                   By:  /s/ Robert Bernier
                                      -------------------------------------
                                   Title:  Vice President

                                   NATIONAL BANK OF CANADA,
                                     a Canadian chartered bank

                                   By:  /s/ Charles Collie
                                      -------------------------------------
                                   Title:  VP & Mgr.


                                   By:  /s/ Dan Shaw
                                      -------------------------------------
                                   Title:  Asst. Vice President



























              CONSENT, RELEASE AND CONFIRMATION OF GUARANTORS


     Each of the undersigned, each a "Guarantor" as defined in the Amended and Restated Financing Agreement dated May 28, 1993 among Builders Transport, Inc., as borrower, The CIT Group/Business Credit, Inc., as Agent for the Lenders (as such term is defined therein) and as a Lender and National Bank of Canada, as a Lender, hereby acknowledges receipt of the foregoing Amendment and Waiver to Amended and Restated Financing Agreement and confirms for the benefit of the Agent and the Lenders, that each of the Guaranty or Non-Recourse Guaranty, as the case may be, dated January 3, 1992, as amended, executed and delivered by the undersigned continues in full force and effect as a guaranty in accordance with its terms and continues to be secured by any collateral therefor and that each of the undersigned hereby waives and releases any and all claims it may have against the Agent or any Lender or any of their respective shareholders, directors, employees or agents arising out of any event or circumstance existing on or prior to the date hereof and arising under the Original Financing Agreement (as defined in the aforesaid Amended and Restated Financing Agreement), the aforesaid Amended and Restated Financing Agreement, the Guaranty, the Non-Recourse Guaranty or any related document or in connection with the transactions contemplated thereby.

Dated:  June 10, 1996


                                   BUILDERS TRANSPORT OF TEXAS, INC.


                                   By:  /s/ T. M. Guthrie
                                      -------------------------------------
                                   Name:   T. M. Guthrie
                                   Title:  Treasurer



                                   CCG, INC.


                                   By:  /s/ T. M. Guthrie
                                      -------------------------------------
                                   Name:   T. M. Guthrie
                                   Title:  Treasurer



                              BUILDERS TRANSPORT, INCORPORATED


                                   By:  /s/ T. M. Guthrie
                                      -------------------------------------
                                   Name:   T. M. Guthrie
                                   Title:  Treasurer